May 23, 2011

The Bank of New York Mellon

One Wall Street, 25th Floor

New York, NY 10286

Attn: Beth Stubenrauch

Re:	Notice of Changes to the Transfer Agency and Service Agreement

Dear Ms. Stubenrauch:

Reference is made to that certain Transfer Agency and Service Agreement, by and between Grail Advisors ETF Trust (the “Trust”), each Series of the Trust (each a “Fund”) listed on Appendix I thereto and The Bank of New York Mellon (“BNY”) dated as of March 20, 2009, as amended and supplemented from time to time (the “Agreement”), by and between the Trust, each Fund and BNY.

The Trust hereby advises you of the following Fund name change as of April 30, 2011:

New Name	Prior Name
Columbia Concentrated Large Cap Value Strategy Fund	Grail American Beacon Large Cap Value ETF

The Trust hereby advises you of the following Trust and Fund name changes as of the close of business on May 20, 2011:

New Name	Prior Name
Columbia ETF Trust	Grail Advisors ETF Trust
Columbia Core Bond Strategy Fund	Grail McDonnell Taxable Core Bond ETF
Columbia Growth Equity Strategy Fund	RP Growth ETF
Columbia Intermediate Municipal Bond Strategy Fund	Grail McDonnell Intermediate Municipal Bond ETF
Columbia Large-Cap Growth Equity Strategy Fund	RP Focused Large Cap Growth ETF

Accordingly, the attached Exhibit A dated May 23, 2011 shall supersede any previous Appendix I to the Agreement.

In addition, the Trust hereby notifies you of the following notice addresses for the Trust or any Fund:

Address for Notices to the Trust or any Fund:

Columbia Management Investment Advisers, LLC

ATTN: Joseph F. DiMaria

225 Franklin Street, BX25-10469

Boston, MA 02110

Telephone: 617-385-9599

Email: joseph.dimaria@columbiamanagement.com

With a Copy to:

Ameriprise Financial

Legal Department

ATTN: Christopher O. Petersen

50606 Ameriprise Financial Center, Minneapolis, MN 55474

Routing: H27/5228

Telephone: 612-671-4321

Facsimile: 612-671-3767

Email: christopher.o.petersen@ampf.com

Address for Invoices:

Columbia Management Investment Advisers, LLC

ATTN: Joseph F. DiMaria

225 Franklin Street, BX25-10469

Boston, MA 02110

Telephone: 617-385-9599

Email: joseph.dimaria@columbiamanagement.com

We hereby request that you acknowledge the receipt of this notice by returning two signed copies of this letter to the undersigned.

Very Truly Yours,

Columbia ETF Trust

By	/s/ Joseph F. DiMaria
Name:	Joseph F. DiMaria
Title:	Vice President and Chief Accounting Officer

By	/s/ Andrew Pfeifer
Name:	Andrew Pfeifer
Title:	Vice President

Appendix I

As of May 23, 2011

Columbia ETF Trust

Columbia Concentrated Large Cap Value Strategy Fund

Columbia Core Bond Strategy Fund

Columbia Growth Equity Strategy Fund

Columbia Intermediate Municipal Bond Strategy Fund

Columbia Large-Cap Growth Equity Strategy Fund